Exhibit (a)(1)(iii)

Form of Letter of Transmittal

LETTER OF TRANSMITTAL

Regarding Shares of

ADAMS STREET PRIVATE EQUITY NAVIGATOR FUND LLC

Tendered Pursuant to the Offer to Purchase

Dated February 13, 2026

THIS LETTER OF TRANSMITTAL MUST BE

RECEIVED BY STATE STREET BANK AND TRUST COMPANY

BY MARCH 13, 2026

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE

AT THE END OF THE DAY ON MARCH 13, 2026,

AT 12:00 MIDNIGHT, EASTERN TIME,

UNLESS THE OFFER IS EXTENDED

Complete This Letter of Transmittal and Return To:

Adams Street Private Equity Navigator Fund LLC

c/o State Street Corporation

Attention: Transfer Agency

1776 Heritage Drive

Mail Code: JAB3

North Quincy, MA 02171

Email: AdamsStreet_RegAlts_INQ@StateStreet.com

Letter of Transmittal Page 1 of 5

ADAMS STREET PRIVATE EQUITY NAVIGATOR FUND LLC

Ladies and Gentlemen:

The undersigned hereby tenders to Adams Street Private Equity Navigator Fund LLC, a non-diversified, closed-end management investment company organized as a Delaware limited liability company (the “Fund”), the shares of limited liability company interests in the Fund (the “Shares”) held by the undersigned, described and specified below, on the terms and conditions set out in the Offer to Purchase, dated February 13, 2026 (the “Offer”), receipt of which is hereby acknowledged, and in this Letter of Transmittal. THE OFFER AND THIS LETTER OF TRANSMITTAL ARE SUBJECT TO ALL THE TERMS AND CONDITIONS SET OUT IN THE OFFER, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE FUND TO REJECT ANY TENDERS DETERMINED BY IT, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.

The undersigned hereby sells to the Fund the Shares tendered pursuant to this Letter of Transmittal. The undersigned warrants that it has full authority to sell the Shares tendered hereby and that the Fund will acquire good title to the Shares, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to this sale, and not subject to any adverse claim, when and to the extent the Shares are purchased by the Fund. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.

The undersigned recognizes that under certain circumstances set out in the Offer, the Fund may not be required to purchase the Shares tendered hereby.

As described in the Offer, the initial payment of the purchase amount for the Shares tendered by the undersigned will be made by wire transfer of the funds to an account designated by the undersigned in this Letter of Transmittal. The undersigned recognizes that the amount of the initial payment of the purchase amount for Shares will be based on the unaudited value of the Fund as of December 31, 2025, subject to an extension of the Offer as described in Section 8 of the Offer and less any early repurchase fee relating to such Shares. The Board has discretion to hold back a portion of the amount due to all tendering Shareholders, which shall not exceed 5% of the total amount due to all tendering Shareholders. If there is such a holdback, the second and final payment for the balance due shall be paid no later than 5 business days after the completion of the annual audit of the Fund’s financial statements for the fiscal year in which the applicable repurchase is effected. It is anticipated that the annual audit of the Fund’s financial statements will be completed no later than 60 days after the fiscal year-end of the Fund. Any final payment of cash due will also be made by wire transfer of the funds to the undersigned’s account as provided herein.

All authority conferred or agreed to be conferred in this Letter of Transmittal will survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder will be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 6 of the Offer, this tender is irrevocable.

PLEASE MAIL OR EMAIL TO: ADAMSSTREET_REGALTS_INQ@STATESTREET.COM

ADAMS STREET PRIVATE EQUITY NAVIGATOR FUND LLC C/O STATE STREET CORPORATION

ATTENTION: TRANSFER AGENCY

1776 HERITAGE DRIVE

MAIL CODE: JAB3 NORTH QUINCY, MA 02171

PHONE: 844-705-0580

Letter of Transmittal Page 2 of 5

LETTER OF TRANSMITTAL

Tender Valuation Date: March 31, 2026

Tender Expiration Date: 12:00 Midnight, Eastern Time, March 13, 2026

PLEASE COMPLETE PARTS 1, 2, 3, AND 4

PLEASE MAIL OR EMAIL TO: ADAMSSTREET_REGALTS_INQ@STATESTREET.COM

Adams Street Private Equity Navigator Fund LLC c/o State Street Corporation Attention: Transfer Agency 1776 Heritage Drive Mail Code: JAB3 North Quincy, MA 02171	For Additional Information: Phone: 844-705-0580 Email: AdamsStreet_RegAlts_INQ@StateStreet.com

PLEASE CONTACT YOUR FINANCIAL INTERMEDIARY, AS APPLICABLE,

BEFORE SUBMITTING YOUR TENDER REQUEST.

PART 1 – NAME AND ADDRESS

Account #:

Full Account Registration Line 1:

Full Account Registration Line 2:

Address:

City, State, Zip:

Social Security # or Taxpayer Identification #:

Telephone Number:

Advisor Account #:

Advisor Name:

Advisor Address Line 1

Advisor Address Line 2

Advisor Telephone Number:

FOR CUSTODIAL ACCOUNTS ONLY (IRA, 401k, ETC.)

Custodial Account #:

Custodian Name:

Custodian Address:

Custodian City, State, Zip:

Custodian Telephone Number:

Letter of Transmittal Page 3 of 5

PART 2 – AMOUNT OF SHARES IN THE FUND BEING TENDERED:

Class of Shares:

☐	Class D Shares ☐ Class I Shares ☐ Class M Shares

Amount	of Shares:

☐	Entire Amount of Shares

☐	Portion of Shares $______________ or ______________ Number of Shares

The undersigned understands and agrees that if the undersigned tenders some but not all of its Shares in an amount that would cause the undersigned’s remaining Shares to have a NAV of less than $10,000, the Board of Directors of the Fund may reduce the amount to be repurchased from the undersigned so that the required minimum account balance is maintained or repurchase the remainder of the undersigned’s Shares in the Fund.

PART 3 – PAYMENT

PAYMENT GUIDELINES: Proceeds from tax deferred and tax exempt registration types are required to be returned to the custodian on record.

If you invest in the fund through a financial intermediary, that financial intermediary may require alternate payment and/or delivery instructions, notwithstanding your request herein. Please contact your financial intermediary before submitting your tender request.

Please Deliver All Proceeds via Federal Wire to the Following:

☐	Deliver All Proceeds to Custodian to Bank Account on Record

☐	Deliver All Proceeds to Broker/Dealer/RIA to Bank Account on Record

☐	Deliver All Proceeds to Bank Account on Record

☐	Deliver All Proceeds to New Bank Instructions (must complete Part 4 below)

POST-AUDIT HOLDBACK PAYMENTS: Holdback payments, if any, will be delivered after the Fund’s audit is complete at the end of the Fiscal Year to the same wire instruction the tender proceeds are delivered to. If alternate payment instructions are needed for the holdback, please contact State Street Bank and Trust Company at 844-705-0580 for instructions.

PART 4 – NEW BANK INSTRUCTIONS

(Medallion Signature Guarantee Required if this Part is completed)

Bank Name:
ABA Routing Number:
For Credit to:
Name(s) on Bank Account:
Bank Account Number:
For Further Credit to:
Name(s) on Shareholder’s Account:
Shareholder Account Number at Broker:

Letter of Transmittal Page 4 of 5

PART 5 - SIGNATURE(S)

Signature	Print Name of Authorized Signatory (and Title if applicable) Date
Signature	Print Name of Authorized Signatory (and Title if applicable) Date
Signature	Print Name of Authorized Signatory (and Title if applicable) Date

THIS DOCUMENT REQUIRES A MEDALLION SIGNATURE GUARANTEE BELOW ONLY WHEN AUTHORIZED SIGNER(S) INSTRUCT THE FUND TO SEND TENDER PROCEEDS TO AN ACCOUNT OTHER THAN THE BROKER/CUSTODIAN ACCOUNT OF RECORD.

PLEASE CONTACT YOUR FINANCIAL INTERMEDIARY, AS APPLICABLE,

BEFORE SUBMITTING YOUR TENDER REQUEST.

Letter of Transmittal Page 5 of 5